Exhibit 99.1

ANC RENTAL CORPORATION, ET AL	CASE NO. 01-11200 JOINTLY ADMINISTERED

COMBINED SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS — SUBSTITUTE MOR-1

For the Period September 1, 2003 to September 30, 2003

	CURRENT PERIOD ACTIVITY		ACTIVITY - FILING PERIOD TO DATE

	ACTUAL	PROJECTED	ACTUAL	PROJECTED

Cash — Beginning of Period	$105,581,194	$57,106,000	$101,226,814	$99,778,000
Receipts:
Credit Card and Local Deposits	$153,131,998	$160,744,000	$3,783,977,111	$3,747,311,000
Collections of Accounts Receivable	27,229,919	35,580,000	1,128,994,290	734,589,000
Other Receipts	69,009,579	64,104,000	892,629,623	543,169,000

Total Receipts	$249,371,496	$260,428,000	$5,805,601,024	$5,025,069,000
Disbursements:
US Trustee Fees Paid	$—	$—	$545,750	$—
4 Fleet Operating Expenses	13,387,514	12,290,000	312,469,217	324,310,000
5a Personnel — Net Cash Payroll	21,087,347	20,398,394	470,647,865	445,384,754
5b Personnel — Payroll Taxes Paid	6,397,670	6,188,650	176,185,668	163,459,081
5c Personnel — Benefits Payments	3,995,909	3,865,357	140,836,879	131,662,501
5d Personnel — Payments of Garnishments Withheld	155,685	150,599	3,982,091	3,774,909
6 Travel Expenses Paid	378,919	665,000	9,755,142	10,995,000
7 Fuel Payments For Rental Fleet	3,706,472	4,027,000	88,990,045	99,725,000
8 Airport — Agency — Concession Fees Paid	16,277,561	16,849,000	375,635,115	239,645,000
9 Insurance Payments All	6,887,806	7,957,000	215,351,269	247,566,000
11 Facility and Other Fixed Operating Expenses Paid	13,980,953	10,733,000	375,112,334	276,808,000
13 Travel Agency Tour Operator Commission Payments	6,782,267	6,362,000	158,023,825	169,294,000
14 Advertising Payments	6,318,069	7,797,000	106,395,931	148,604,000
15 IT Consulting Payments	8,891,916	5,358,000	111,295,973	100,342,000
16 IT Other Cash Payments	1,428,178	640,000	39,361,917	83,155,000
17 Sales Taxes and Other Taxes Paid	22,059,066	24,740,000	450,564,659	525,569,000
18 Professional Fees Paid — Ordinary Course	1,334,823	930,000	28,420,978	15,633,000
19 Professional Fees Paid — Bankruptcy Professionals	2,014,095	697,000	45,727,728	45,690,000
20 Other Miscellaneous Operating Expenses Paid	12,738,070	3,567,000	190,849,093	72,963,000
23 Capital Expenditures	2,394,610	883,000	31,422,159	95,253,000
24 Interest and Financing Fees Paid	3,547,507	820,000	57,774,311	41,114,000
25 Vehicle Holding Costs Paid	80,790,635	86,893,000	1,796,983,772	1,631,011,000
25.1 Fleet Purchase Payments and Financing Enhancements	30,003,103	—	626,101,604	362,954,000
26 Working Capital Fundings to Subsidiaries	—	—	4,000,000	6,000,000

Total Disbursements	$264,558,177	$221,811,000	$5,816,433,324	$5,240,912,245
Net Cash Flow	$(15,186,680)	$38,617,000	$(10,832,301)	$(215,843,245)

Cash at End of Period	$90,394,514	$95,723,000	$90,394,513	$(116,065,245)

Notes:	“Projected” amounts for the month of September posted from the 2003 Cash Collateral Budget.
Beginning Projected Balance for March ‘03 adjusted to 2003 Cash Collateral Beginning Balance and carried forward.

Projected amounts for the Filing Period to Date reflect a combination of:
a. original cash budget
b. revised cash budget of February 15, 2002
c. Cash Collateral Budget of 2003

Effective July 2002, category 12 “Other” has been combined with Category 20 “Other”
Effective August 2002, all Insurance payments combined in item 9 “Insurance All”

ANC RENTAL CORPORATION ET AL.,
CASE NO. 01-11200 JOINTLY ADMINISTERED
SUMMARY COMBINED BALANCE SHEET
SEPTEMBER 30, 2003

ASSETS
Cash & Cash Equivalents	$89,740,866
Restricted Cash	653,648
Receivables, net	119,549,618
Prepaid Expenses	49,623,502
Revenue Earning Vehicles, net	(47,909,558)
Property Plant & Equip, net	17,150,367
Investment in Subsidiaries	3,866,519,139
Other Assets	31,529,467

TOTAL ASSETS	$4,126,857,049

LIABILITIES & SHAREHOLDERS’ EQUITY
Accounts Payable	$123,722,319
Accrued Liabilities	223,066,659
Insurance Reserves	270,585,944
Other Debt	380,237,493
Deferred Income Taxes	253,710,734
Interest Rate Hedges at Fair Value	82,260,000
Due to Affiliates	51,711,812
Other Liabilities	82,366,662

TOTAL LIABILITIES	1,467,661,623
Shareholders’ Equity	2,659,195,426

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$4,126,857,049

The Summary Combined Balance Sheet represents the combined balance sheets of the legal entity Debtors only and does not include either the elimination of inter-company transactions and investments as required under Generally Accepted Accounting Principles or the balance sheets of the Non-Debtors. Had inter-company transactions been eliminated and the balance sheets of the Non-Debtors, which are also wholly owned subsidiaries, been included and consolidated, Investments in Subsidiary would have been fully eliminated, Due to Affiliates would have been fully eliminated and Shareholders’ Equity (Deficit) would have been ($608) million. A non-consolidated combining balance sheet has the effect of artificially inflating inter-company assets, inter-company liabilities and shareholders’ equity (deficit). Nevertheless such presentation is required by the Operating Guidelines and Reporting Requirements established by the Office of the United States Trustee.

ANC Rental Corporation, Et Al.,
Case Number 01-11200 Jointly
Administered Combined Statement of Operations
For the Periods as Indicated

		For the Period
	For the One	11/13/2001
	Month Ended	through
	09/30/2003	09/30/2003

Total Revenue	145,013,564	3,786,287,985
Direct Operating Costs	53,496,789	1,795,199,612
Vehicle Depreciation, net	57,458,283	1,511,696,970
SGA	24,227,623	779,450,551
Amortization of Intangibles	—	305,027
Transition Cost	4,912,813	200,094,692
Impairment	—	258,361,915
Interest Income	(93,429)	(4,418,764)
Interest Expense	628,027	93,431,063
FMV Stand Alone Caps	6,432,201	73,121,520
Other (income) / expense net	(178,418)	(71,480,311)

Net Income	(1,870,325)	(849,474,290)

Note: Obligations incurred by ANC Management Services, Inc., Republic Guy Salmon, Inc., and certain other subsidiaries are settled by ANC Rental Corporation then charged to the respective subsidiary by way of an intercompany charge.

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